EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 14, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (September 2010 – August 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.1%	-1.7%	-6.6%	1.4%	-4.0%	-3.0%	0.8%	-3.0%	9.9%	-28.6%	-0.3	-0.4
B**	-2.2%	-1.7%	-7.0%	0.8%	-4.6%	-3.6%	0.1%	-3.6%	9.9%	-29.9%	-0.3	-0.5
Legacy 1***	-2.1%	-1.6%	-5.3%	3.2%	-2.1%	-1.0%	N/A	-1.0%	9.7%	-23.7%	-0.1	-0.1
Legacy 2***	-2.1%	-1.6%	-5.5%	3.1%	-2.2%	-1.3%	N/A	-1.3%	9.7%	-24.4%	-0.1	-0.2
Global 1***	-2.1%	-1.6%	-5.2%	3.8%	-1.6%	-1.2%	N/A	-1.2%	9.4%	-21.9%	-0.1	-0.2
Global 2***	-2.1%	-1.6%	-5.3%	3.7%	-1.8%	-1.4%	N/A	-1.4%	9.4%	-22.4%	-0.1	-0.2
Global 3***	-2.2%	-1.7%	-6.3%	2.1%	-3.3%	-3.1%	N/A	-3.1%	9.4%	-26.2%	-0.3	-0.4

S&P 500 Total Return Index****	0.7%	-0.5%	2.9%	6.4%	16.5%	17.2%	7.8%	17.2%	11.5%	-16.3%	1.5	2.8
Barclays Capital U.S. Long Gov Index****	-0.3%	1.5%	0.2%	6.6%	2.1%	5.8%	6.6%	5.8%	11.7%	-15.5%	0.5	0.9

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					36%
Energy	14%	Short	Brent Crude Oil	4.3%	Short	14%	Short	Brent Crude Oil	4.4%	Short
			Crude Oil	4.3%	Short			Crude Oil	4.3%	Short
Grains/Foods	8%	Short	Sugar	1.3%	Short	8%	Short	Sugar	1.3%	Short
			Wheat	1.2%	Short			Wheat	1.2%	Short
Metals	14%	Short	Gold	6.3%	Short	14%	Short	Gold	6.3%	Short
			Silver	1.8%	Short			Silver	1.8%	Short
FINANCIALS	64%					64%
Currencies	20%	Long $	Japanese Yen	2.9%	Short	20%	Long $	Japanese Yen	2.9%	Short
			Canadian Dollar	2.1%	Short			Canadian Dollar	2.1%	Short
Equities	18%	Long	S&P 500	3.2%	Long	18%	Long	S&P 500	3.2%	Long
			Nasdaq	2.0%	Long			Nasdaq	2.0%	Long
Fixed Income	26%	Long	U.S. 10-Year Treasury Notes	3.8%	Long	26%	Long	U.S. 10-Year Treasury Notes	3.8%	Long
			Eurodollars	2.6%	Long			Eurodollars	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished lower for the seventh consecutive week due to elevated global production and concerns about Chinese demand.  Natural gas markets were flat as increased U.S. inventories offset rallies fostered by forecasts for warm weather.

Grains/Foods
U.S. grains markets declined after the U.S. Department of Agriculture unexpectedly raised output estimates.  Coffee prices rallied to a 3-month high, supported by slow harvesting and by concerns regarding the quality of Brazilian coffee beans.  Cotton markets rose as reports showed U.S. cotton output would not reach forecasts.

Metals
Gold prices increased to a 3-week high on concerns regarding the Chinese economy and on increased buying amidst U.S. dollar weakness.  Copper markets also moved higher, buoyed by beliefs the U.S. Federal Reserve may delay raising interest rates until later this year.

Currencies
The U.S. dollar declined sharply after China devalued its currency; these actions cast doubts about the likelihood of a U.S. interest rate hike in September.  China’s actions also had a bullish impact on European currencies and drove the euro, Swiss franc, and British pound higher.

Equities
U.S. equity markets finished higher on upbeat domestic economic indicators and bullish earnings reports.  European and Asian equities declined, unable to recover from early-week selloffs triggered by uncertainty regarding the Chinese economy and by concerns surrounding the effect of a “global currency war” on the European economy.

Fixed Income
U.S. Treasury markets fell following reports U.S. producer prices had increased for the third straight month; this could signal the Federal Reserve may raise rates in September.  Bund markets rallied as uncertainty surrounding the financial situation in China supported safe-haven demand.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.